Exhibit 4.1

EXECUTION COPY

NAVISTAR FINANCIAL DEALER NOTE
MASTER OWNER TRUST
as Issuer

and

THE BANK OF NEW YORK
as Indenture Trustee

SERIES 2005-1 INDENTURE SUPPLEMENT

dated as of February 28, 2005

to

INDENTURE

dated as of June 10, 2004

TABLE OF CONTENTS

ARTICLE I Definitions and Other Provisions of General Application
Section 1.01	Definitions
Section 1.02	Governing Law
Section 1.03	Counterparts
Section 1.04	Ratification of Indenture

ARTICLE II The Notes
Section 2.01	Creation and Designation
Section 2.02	Form of Delivery; Depository; Denominations
Section 2.03	Delivery and Payment.

ARTICLE III Allocations, Deposits and Payments
Section 3.01	Series 2005-1 Available Interest Amounts
Section 3.02	Series 2005-1 Available Principal Amounts
Section 3.03	Reductions and Reinstatements
Section 3.04	Payment on the Series 2005-1 Notes.
Section 3.05	Accumulation Period Length and Accumulation Period Commencement Date
Section 3.06	Final Payment of the Series 2005-1 Notes
Section 3.07	Netting of Deposits and Payments
Section 3.08	Calculation Agent; Determination of LIBOR
Section 3.09	Computation of Interest
Section 3.10	Accounts
Section 3.11	Spread Account.
Section 3.12	Negative Carry Account
Section 3.13	Reports and Statements to Series 2005-1 Noteholders.

ARTICLE IV MISCELLANEOUS PROVISIONS
Section 4.01	Ratification of Indenture
Section 4.02	Counterparts
Section 4.03	GOVERNING LAW
Section 4.04	Limitation of Owner Trustee Liability

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EXHIBITS

EXHIBIT A-1	FORM OF SERIES 2005-1 NOTE, CLASS A

EXHIBIT A-2	FORM OF SERIES 2005-1 NOTE, CLASS B

EXHIBIT B	FORM OF MONTHLY SERVICER AND SETTLEMENT CERTIFICATE

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This SERIES 2005-1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), by and between NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Indenture Trustee”), is made and entered into as of February 28, 2005.

Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.

ARTICLE I
Definitions and Other Provisions of General Application

Section 1.01           Definitions.  For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used but not defined herein which are defined in the Indenture, the Series Supplement or the Pooling and Servicing Agreement, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)           all references in this Indenture Supplement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

(5)           in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

(6)           except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 2005-1 Notes and no other series of Notes issued by the Issuer; and

(7)           “including” and words of similar import shall be deemed to be followed by “without limitation.”

“Accumulation Period” means the period from and including the Accumulation Period Commencement Date to but excluding the earlier of (i) the beginning of an Early Redemption Period or (ii) the Series 2005-1 Termination Date.

“Accumulation Period Commencement Date” means the first day of the nth full Due Period prior to the Expected Principal Payment Date where n is the number of Due Periods in the Accumulation Period Length; provided, however, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other Outstanding series of Notes shall have entered into an Early Redemption Period; and provided, further, that, if the Accumulation Period Length and the Accumulation Period Commencement Date  have been determined pursuant to Section 3.05 but the Accumulation Period has not commenced and any other Outstanding series of Notes shall enter into an Early Redemption Period, the Accumulation Period Commencement Date shall be the date that such other Outstanding series of Notes shall have entered into an Early Redemption Period.

“Accumulation Period Length” means a period which is between one and nine Due Periods and which is determined by the Servicer pursuant to Section 3.05.

“Average Coverage Differential” shall be determined, on any Determination Date, by reference to the Coverage Differentials for each of the related Due Period and the three immediately preceding Due Periods, and shall equal the sum of the three highest such Coverage Differentials divided by three.  Average Coverage Differential shall be expressed as a percentage and shall be rounded to the nearest one-hundredth of a percentage point.

“Calculation Agent” is defined in Section 3.08.

“Cash Collateral Percentage” means, with respect to any Transfer Date, the percentage equivalent of a fraction equal to (a) the sum of the amount of cash on deposit in the Excess Funding Account and in each of the principal funding accounts with respect to each series of Notes over (b) the sum of (i) the Outstanding Principal Amount of each series of Notes, (ii) the Invested Amount of each series of Investor Certificates (other than the Collateral Certificate) (without giving effect to the allocation of Series Allocable Dealer Note Losses), (iii) the Available Subordinated Amount of each series of  Investor Certificates (other than the Collateral Certificate) (without giving effect to the allocation of Series Allocable Dealer Note Losses), (iv) the Series 2005-1 Target Overcollateraliztion Amount and the target overcollateralization amount specified for each other series of Notes and (v) the Required Excess Seller’s Interest related to Investor Certificates (other than the Collateral Certificate) and the Required Seller’s Invested Amount less the Series 2005-1 Overcollateraliztion Amount.

“Class A Interest Rate” means a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.11%.

“Class A Monthly Interest” is defined in Section 3.01.

“Class A Nominal Liquidation Amount” means at any time the Class A Outstanding Principal Amount, minus

(i)                                     the amount (other than investment earnings) then on deposit in the Series 2005-1 Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day); minus

(ii)                                  the share of all reallocations of the Series 2005-1 Available Principal Amounts that is allocated to the Class A Notes pursuant to Section 3.03(b)(iii) on or prior to such date of determination; minus

(iii)                               the share of the allocations of Series 2005-1 Noteholder Allocated Dealer Note Losses that is allocated to the Class A Notes pursuant to Section 3.03(b)(iii) on or prior to such date of determination; plus

(iv)                              the share of all reinstatements of the Series 2005-1 Nominal Liquidation Amount that is allocated to the Class A Notes pursuant to Section 3.03(d)(i) on or prior to such date of determination;

provided, however, the Class A Nominal Liquidation Amount may never be greater than the Class A Outstanding Principal Amount or less than zero.

“Class A Notes” means the $200,000,000 Class A Floating Rate Dealer Note Asset Backed Notes, Series 2005-1.

“Class A Outstanding Principal Amount” equals the aggregate initial outstanding principal amount of the Class A Notes, minus any principal payments made to holders of the Class A Notes.

“Class B Interest Rate” means a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.48%.

“Class B Monthly Interest” is defined in Section 3.01.

“Class B Nominal Liquidation Amount” means at any time, an amount equal to the Class B Outstanding Principal Amount, minus

(i)                                     the amount (other than investment earnings) then on deposit in the Series 2005-1 Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) in excess of the Class A Nominal Liquidation Amount; minus

(ii)                                  the share of all reallocations of the Series 2005-1 Available Principal Amounts that is allocated to the Class B Notes pursuant to Section 3.03(b)(ii) on or prior to such date of determination; minus

(iii)                               the share of the allocations of Series 2005-1 Noteholder Allocated Dealer Note Losses that is allocated to the Class B Notes pursuant to Section 3.03(b)(ii) on or prior to such date of determination; plus

(iv)                              the share of all reinstatements of the Series 2005-1 Nominal Liquidation Amount that is allocated to the Class B Notes pursuant to Section 3.03(d)(ii) on or prior to such date of determination;

provided, however, the Class B Nominal Liquidation Amount may never be greater than the Class B Outstanding Principal Amount or less than zero.

“Class B Notes” means the $12,000,000 Class B Floating Rate Dealer Note Asset Backed Notes, Series 2005-1.

“Class B Outstanding Principal Amount” equals the aggregate initial outstanding principal amount of the Class B Notes, minus any principal payments made to holders of the Class B Notes.

“Collateral Amount” means, with respect to the Series 2005-1 Notes, the Series 2005-1 Collateral Amount.

“Coverage Differential” shall mean, with respect to any Due Period, the result of (a) the Portfolio Yield for such Due Period minus (b) the sum of (i) the Weighted Average Note Rate for the related Distribution Period and (ii) one percent (1.0%).  Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

“Early Redemption Events” means, with respect to the Series 2005-1 Notes, each of the Early Amortization Events specified in Section 9.01 of the Pooling and Servicing Agreement, as supplemented by the Series Supplement, plus each of the following:

(A)                              failure on the part of the Seller (i) to make any payment, distribution or deposit required under the Pooling and Servicing Agreement or the Series Supplement within five Business Days after the Due Date or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller, which failure has a material adverse effect on the Series 2005-1 Noteholders and which continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller by the Indenture Trustee or to the Seller and the Indenture Trustee by any Holder of the Series 2005-1 Notes;

(B)                                any representation or warranty made by the Seller pursuant to the Pooling and Servicing Agreement or any information contained in the schedule of Dealer Notes delivered thereunder or the Series Supplement shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused such representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of such incorrectness shall have been given to the Seller by the Indenture Trustee or to the Seller and the Indenture Trustee by any Holder of the Series 2005-1 Notes and as a result of which the interests of the Series 2005-1 Noteholders are materially and adversely affected, provided, however, that an Early Redemption Event shall not be deemed to occur if the Seller has repurchased the related Dealer Notes or all such Dealer Notes, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

(C)                                any of the Seller, ITEC, NIC or NFC shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or the Seller or NFC shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent; or the Seller, ITEC, NIC or NFC shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Seller, ITEC, NIC or NFC shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(D)                               any order for relief against any of the Seller, ITEC, NIC or NFC shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller, ITEC, NIC or NFC under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Seller, ITEC, NIC or NFC of any substantial part of their property, or for the winding up or liquidation of their affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

(E)                                 the Seller shall become legally unable for any reason to transfer Dealer Notes to the Master Trust in accordance with the provisions of the Pooling and Servicing Agreement;

(F)                                 on any Transfer Date, after giving effect to allocations to be made on that Transfer Date (including payments to be made on the related Payment Date), the Series 2005-1 Target Overcollateralization Amount exceeds the Series 2005-1 Overcollateralization Amount by more than the Series 2005-1 Overcollateralization Amount Shortfall Trigger; provided, however, that if such shortfall was caused by an increase in the Series 2005-1 Target Overcollateralization Amount as a result of the occurrence of an Excess Cash Collateral Event, the Seller shall have a six month grace period to increase the Series 2005-1 Overcollateralization Amount to the required level ;

(G)                                any Servicer Termination Event shall occur (i) which would have a material adverse effect on the Series 2005-1 Noteholders and (ii) for which the Servicer has received a notice of termination;

(H)                               on any Determination Date, as of the last day of the preceding Due Period, the aggregate principal balance amount of Dealer Notes owned by the Master Trust relating to used vehicles exceeds 25% of the aggregate principal balance of Dealer Notes held by the Master Trust on that last day;

(I)                                    on any Determination Date, the quotient of (i) the product of (a) the sum of Dealer Note Collections for each of the related Due Period and the two immediately preceding Due Periods and (b) four, divided by (ii) the daily average principal amount of Dealer Notes outstanding during such Due Periods (“Turnover”) is less than 1.7;

(J)                                   the Series 2005-1 Outstanding Principal Amount is not repaid by the Expected Principal Payment Date;

(K)                               the Issuer becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with that Act;

(L)                                 the occurrence of an Event of Default under the Indenture;

(M)                            the delivery by the Seller to the Master Trust Trustee of a notice stating that the Seller shall no longer continue to sell Dealer Notes to the Master Trust commencing on the date specified in such notice;

(N)                               the Average Coverage Differential shall be equal to or less than negative two percent (-2%) on each of three consecutive Determination Dates;

(O)                               on any Determination Date, the quotient of (i) the sum of Dealer Note Losses for each of the related Due Period and the five immediately preceding Due Periods and (ii) the sum of Principal Collections for each of the related Due Period and the five immediately preceding Due Periods, is greater than or equal to one percent (1%);

(P)                                 at the end of any Due Period, the Seller’s Invested Amount is reduced to an amount less than the Minimum Seller’s Invested Amount and the Seller has failed to assign additional Dealer Notes to the Master Trust or deposit cash into the Excess Funding Account, the Series 2005-1 Principal Funding Account or any other principal funding account with respect to any other series in the amount of such deficiency within ten Business Days following the end of such Due Period; provided, however, that if such deficiency was caused by an increase in the Minimum Seller’s Invested Amount as a result of the occurrence of an Excess Cash Collateral Event, the Seller shall have a six month grace period to increase the Seller’s Invested Amount to the required level; and

(Q)                               failure on the part of ITEC to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five Business Days after the date such deposit is required by the Interest Deposit Agreement to be made

In the case of any event described in clauses (A), (B) or (G) above, an Early Redemption Event with respect to Series 2005-1 Notes shall be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 2005-1 Noteholders holding Series 2005-1 Notes evidencing more than 50% of the Series 2005-1 Outstanding Principal Amount by written notice to the Seller, the Servicer, the Master Trust Trustee and, if given by Series 2005-1 Noteholders, the Indenture Trustee, declare that an Early Redemption Event has occurred as of the date of that notice. In the case of any Early Redemption Event that is also an Early Amortization Event as described in the Series Supplement or any event other than clauses (A), (B) or (G) described above, an Early Redemption Event with respect to the Series 2005-1 Notes shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2005-1 Noteholders immediately upon the occurrence of that event.

“Early Redemption Period” means the period from and including the date on which an Early Redemption Event occurs to but excluding the Series 2005-1 Termination Date.

“Excess Available Interest Amounts” means, with respect to any Due Period, either (i) the portion of Series 2005-1 Available Interest Amounts, if any, available after application pursuant to Section 3.01(a)(i) through (viii) or (ii) the amounts available to the Series 2005-1 Notes from the Notes of other series that the applicable Indenture Supplements specify are to be treated as “Excess Available Interest Amounts.”

“Excess Available Principal Amounts” means, with respect to any Business Day, either (i) the sum of (A) the portion of Series 2005-1 Available Principal Amounts, if any, available after application pursuant to Section 3.02(a)(i) through (vi), plus (B) the amounts withdrawn from the Series 2005-1 Principal Funding Account pursuant to Section 3.10 and treated as “Excess Available Principal Amounts,” or (ii) the amounts available to the Series 2005-1 Notes from the Notes of other series that the applicable Indenture Supplements specify are to be treated as “Excess Available Principal Amounts” on the related Business Day.

“Excess Cash Collateral Event” shall be deemed to have occurred and be continuing if for any 18 consecutive Transfer Dates the Cash Collateral Percentage has exceeded 50%; provided, however, that an Excess Cash Collateral Event shall not be deemed to have been cured if subsequent to the occurrence of the Excess Cash Collateral Event the Cash Collateral Percentage is less than 50% for six consecutive Transfer Dates.

“Expected Principal Payment Date” means February 25, 2010.

“Indenture” means the Indenture, dated as of June 10, 2004, between the Issuer and The Bank of New York, as Indenture Trustee, as amended and supplemented from time to time.

“Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 2005-1 Issuance Date to but excluding such first Payment Date.

“Investor Servicing Fee” is defined in the Series Supplement.

“Issuance Date” means with respect to the Series 2005-1 Notes, February 28, 2005.

“Legal Final Maturity Date” means February 25, 2013.

“LIBOR” means the interest rate determined by the Indenture Trustee in accordance with the following provisions:

(1)                                  On each LIBOR Determination Date, LIBOR shall be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Determination Date. These posted offered rates are for value on the second Business Day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two of these offered rates appear on the Reuters Screen LIBO Page, the rate for that LIBOR Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of these offered rates as determined by the Indenture Trustee. If fewer than two offered rates appear, LIBOR for that LIBOR Determination Date shall be determined as if the parties had specified the rate described in (2) below.

(2)                                  On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (1) above, LIBOR shall be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, those deposits commencing on the second London Business Day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. The trustee shall request the principal London office of each of those Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, LIBOR for that LIBOR Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of those quotations. If fewer than two quotations are provided, LIBOR for that LIBOR Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York selected by the trustee at approximately 11:00 A.M., New York City time, on that LIBOR Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, those loans commencing on the second London Business Day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time, provided, however, that if the banks in The City of New York selected as aforesaid by the Indenture Trustee are not quoting as mentioned in this sentence, LIBOR with respect to that LIBOR Determination Date shall be LIBOR in effect immediately prior to that LIBOR Determination Date.

“LIBOR Determination Date” means, for any Interest Period, the date which is two London Business Days prior to the start of that Interest Period, or, with respect to the initial Interest Period, is February 24, 2005.

“London Business Day” means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

“Mismatch Amount” means for any Transfer Date, the product of (a) the amount on deposit in the Series 2005-1 Principal Funding Account during the Revolving Period at the end of any Due Period, (b) the Mismatch Rate and (c) 1/12.

“Mismatch Period” means for any Transfer Date when the Mismatch Amount is greater than zero, the number of future Payment Dates up to and including the Expected Principal Payment Date.

“Mismatch Rate” means 0.55%.

“Nominal Liquidation Amount” means, with respect to the Series 2005-1 Notes, the Series 2005-1 Nominal Liquidation Amount.

“Nominal Liquidation Amount Deficit” means, with respect to the Series 2005-1 Notes as of any Transfer Date, the excess of the aggregate of the reallocations and reductions made pursuant to Section 3.03 on or prior to such Transfer Date, over the aggregate amount of all reinstatements pursuant to Section 3.03 on or prior to such Transfer Date.

“Overcollateralization Amount” means, with respect to the Series 2005-1 Notes, the Series 2005-1 Overcollateralization Amount.

“Overcollateralization Amount Deficit” means, with respect to the Series 2005-1 Notes as of any Transfer Date, the excess of the Series 2005-1 Target Overcollateralization Amount as of such Transfer Date over the Series 2005-1 Overcollateralization Amount as of such Transfer Date.

“Payment Date” means the 25th day of each calendar month commencing March 25, 2005, or if such day is not a Business Day, the next succeeding Business Day.

“Portfolio Yield” means, with respect to any Due Period, the product of (a) the quotient of (i) Finance Charges for such Due Period over (ii) the daily average principal amount of Dealer Notes outstanding during such Due Period and (b) a fraction, the numerator of which is 365 and the denominator of which is the actual number of days elapsed during such Due Period.  Portfolio Yield shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

“Reference Banks” means the principal London offices of JPMorgan Chase Bank, Citibank and Bank of America.

“Reinstatement Amount” is defined in Section 3.01(a)(vi).

“Required Negative Carry Account Balance” means for any Transfer Date (a) during the Revolving Period after funds are deposited into the Series 2005-1 Principal Funding Account, the greater of (i) the present value discounted at 1.125% per annum of the Mismatch Amount for each Due Period during the Mismatch Period and (ii) 0.75% of the amount on deposit in the Series 2005-1 Principal Funding Account and (b) at all other times, zero.

“Required Seller’s Invested Amount” equals, for the Series 2005-1 Notes, with respect to any Business Day, the sum of (a) the Series 2005-1 Overcollateralization Amount as of that day and (b) 3% of the Series 2005-1 Nominal Liquidation Amount as of that day.

“Revolving Period” means the period beginning on the Issuance Date and ending when an Accumulation Period or Early Redemption Period begins.

“Series 2005-1 Accounts” is defined in Section 3.10(a).

“Series 2005-1 Allocated Dealer Note Losses” means, with respect to any Due Period and the related Transfer Date, the product of the Series 2005-1 Variable Allocation Percentage for such Due Period and Noteholder Allocated Dealer Note Losses for such Due Period.

“Series 2005-1 Allocated Interest Amounts” means, with respect to any Due Period and the related Transfer Date, the product of the Series 2005-1 Variable Allocation Percentage for such Due Period and Noteholder Available Interest Amounts for such Due Period.

“Series 2005-1 Allocated Principal Amounts” means, with respect to any Due Period and the related Transfer Date, the product of the Series 2005-1 Fixed Allocation Percentage for such Due Period and Noteholder Available Principal Amounts for such Due Period.

“Series 2005-1 Available Interest Amounts” means, with respect to any Due Period and the related Transfer Date, the Series 2005-1 Allocated Interest Amounts for such Due Period; plus:

(i)                                     any net investment earnings for such Due Period on funds in the Series 2005-1 Interest Funding Account, the Series 2005-1 Principal Funding Account, the Series 2005-1 Negative Carry Account and the Series 2005-1 Spread Account; plus

(ii)                                  the Series 2005-1 Investment Income; plus

(iii)                               if the amount of interest at the Weighted Average Note Rate on funds in the Series 2005-1 Principal Funding Account exceeds the sum of the net investment earnings and the Series 2005-1 Investment Income described in clauses (i) and (ii) above, the amount of this excess shall be withdrawn from the Series 2005-1 Negative Carry Account to the extent of funds on deposit in the Series 2005-1 Negative Carry Account; plus

(iv)                              any Excess Available Interest Amounts allocated to Series 2005-1 for such Due Period pursuant to Section 3.01(b); plus

(v)                                 any Excess Finance Charge Collections allocated to Series 2005-1 for such Due Period pursuant to Section 3.01(b); plus

(vi)                              any amount treated as Series 2005-1 Available Interest Amounts pursuant to Section 3.01(c)(ii).

“Series 2005-1 Available Principal Amounts” means, with respect to any Transfer Date, the Series 2005-1 Allocated Principal Amounts for such Business Day; plus:

(i)                                     any Series 2005-1 Available Interest Amounts used to fund the Series 2005-1 Noteholder Allocated Dealer Note Losses for the related Due Period pursuant to Section 3.01(a)(v); plus

(ii)                                  any Series 2005-1 Available Interest Amounts used to reinstate any reduction in the Series 2005-1 Collateral Amount for the related Due Period pursuant to Sections 3.01(a)(vi) and 3.03(c); plus

(iii)                               any Excess Available Principal Amounts allocated to Series 2005-1 for the related Business Day pursuant to Section 3.02(b); plus

(iv)                              any Shared Principal Collections allocated to Series 2005-1 for such Business Day pursuant to Section 3.02(b); plus

(v)                                 during the occurrence of an Excess Cash Collateral Event, any Series 2005-1 Allocable Finance Charge Collections which are treated as Series 2005-1 Available Principal Amounts and any Series Allocable Finance Charge Collections allocated to the Seller’s Certificates which are treated as Series 2005-1 Available Principal Amounts; plus

(vi)                              any funds from the Series 2005-1 Negative Carry Account used to reinstate any reduction in the Series 2005-1 Collateral Amount on that Transfer Date pursuant to Section 3.12(b).

“Series 2005-1 Collateral Amount” equals the sum of the Series 2005-1 Nominal Liquidation Amount and the Series 2005-1 Overcollateralization Amount; provided, that for purposes of calculating the Series Allocation Percentage and other allocation percentages related to Series 2005-1, Series 2005-1 shall be deemed to have been outstanding from January 31, 2005 to the Issuance Date, with respect to the allocation of Principal Collections and Finance Collections and related concepts, with a Series 2005-1 Collateral Amount of $231,080,000.

“Series 2005-1 Controlled Accumulation Amount” is equal to (a) the Series 2005-1 Outstanding Principal Amount as of the last day of the Due Period immediately preceding the Accumulation Period Commencement Date, minus the amount on deposit in the Series 2005-1 Principal Funding Account as of the last day of the Due Period immediately preceding the Accumulation Period Commencement Date, divided by (b) the Accumulation Period Length.

“Series 2005-1 Controlled Deposit Amount” for any Due Period occurring during the Accumulation Period means the excess, if any, of:

(i)                                     the sum of (x) product of (A) the Series 2005-1 Controlled Accumulation Amount and (B) the number of Due Periods that have occurred with respect to the Accumulation Period through and including that Due Period (but not in excess of the Accumulation Period Length) and (y) the amount on deposit in the Series 2005-1 Principal Funding Account as of the last day of the Due Period immediately preceding the Accumulation Period Commencement Date, over

(ii)                                  the amount on deposit in the Series 2005-1 Principal Funding Account as of the last day of the immediately preceding Due Period;

provided that notwithstanding the foregoing, the Seller may, in its sole discretion, increase the Series 2005-1  Controlled Deposit Amount at any time and from time to time.

“Series 2005-1 Fixed Allocation Percentage” means, with respect to any Business Day, the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

(i)                                     the numerator of which is the Series 2005-1 Collateral Amount as of the last day of the immediately preceding Due Period (or the Issuance Date in the case of the first Transfer Date) or, if the Accumulation Period or an Early Redemption Period has commenced, as of the last day of the Due Period ending prior to the commencement of the Accumulation Period or the Early Redemption Period, as applicable; and

(ii)                                  the denominator of which is the sum of the Collateral Amounts for all series of Notes as of the last day of the immediately preceding Due Period (or the Issuance Date of that series in the case of the first Transfer Date), except that for any series of Notes that is amortizing, repaying or accumulating principal, the Collateral Amount of that series shall be fixed as of the last day of the Due Period ending prior to the commencement of such amortization, repayment or accumulation.

“Series 2005-1 Interest Funding Account” means the account designated as such and established pursuant to Section 3.10(a).

“Series 2005-1 Investment Income” means with respect to any Due Period and the Series 2005-1 Notes, the product of the Series 2005-1 Variable Allocation Percentage for such Due Period and Investment Income allocated to the Collateral Certificate for such Due Period.

“Series 2005-1 Monthly Interest” means the sum of Class A Monthly Interest and Class B Monthly Interest.

“Series 2005-1 Negative Carry Account” means the account designated as such and established pursuant to Section 3.10(a).

“Series 2005-1 Nominal Liquidation Amount” means with respect to any Transfer Date, the sum of the Class A Nominal Liquidation Amount and the Class B Nominal Liquidation Amount both as of such Transfer Date; provided that for purposes of calculating the Series Allocation Percentage and other allocation percentages related to Series 2005-1, Series 2005-1 shall be deemed to have been outstanding from January 31, 2005 to the Issuance Date, with respect to the allocation of Principal Collections and Finance Collections and related concepts, with a Series 2005-1 Nominal Liquidation Amount of $212,000,000.

“Series 2005-1 Noteholder” means a Person in whose name a Series 2005-1 Note is registered in the Note Register or the bearer of any Series 2005-1 Note in Bearer Note form (including a global Note in bearer form), as the case may be.

“Series 2005-1 Noteholders Allocated Dealer Note Losses” means, with respect to any Due Period, the product of (a) Series 2005-1 Allocated Dealer Note Losses for such Due Period and (b) the Series 2005-1 Nominal Liquidation Amount as of the preceding Transfer Date, divided by (c) the Series 2005-1 Collateral Amount as of the preceding Transfer Date.

“Series 2005-1 Notes” is defined in Section 2.01.

“Series 2005-1 Outstanding Principal Amount” means collectively the Class A Outstanding Principal Amount and the Class B Outstanding Principal Amount.

“Series 2005-1 Overcollateralization Amount” means as of any Transfer Date, the Series 2005-1 Target Overcollateralization Amount as of such Transfer Date minus

(i)                                     all reallocations of the Series 2005-1 Available Principal Amounts used to pay interest on the Series 2005-1 Notes that has been allocated to the Series 2005-1 Overcollateralization Amount pursuant to Section 3.03(b)(i) on or prior to such Transfer Date; minus

(ii)                                  all allocations of Series 2005-1 Noteholder Allocated Dealer Note Losses that have been allocated to the Series 2005-1 Overcollateralization Amount pursuant to Section 3.03(b)(i) on or prior to such Transfer Date; minus

(iii)                               the amount, if any, deposited into the Series 2005-1 Spread Account that has been allocated to the Series 2005-1 Overcollateralization Amount pursuant to Section 3.03(b)(i) on or prior to such Transfer Date; minus

(iv)                              the amount, if any, deposited into the Series 2005-1 Negative Carry Account that has been allocated to the Series 2005-1 Overcollateralization Amount pursuant to Section 3.03(b)(i) on or prior to such Transfer Date; plus

(v)                                 all reinstatements of the Series 2005-1 Overcollateralization Amount pursuant to Section 3.03(d)(iii) on or prior to such Transfer Date;

provided, however, the Series 2005-1 Overcollateralization Amount may never be greater than the Series 2005-1 Target Overcollateralization Amount or less than zero; and provided, further, that for purposes of calculating the Series Allocation Percentage and other allocation percentages related to the Series 2005-1, the Series 2005-1 shall be deemed to have been outstanding from January 31, 2005 to the Issuance Date, with respect to the allocation of Principal Collections and Finance Collections and related concepts, with a Series 2005-1 Overcollateralization Amount of $19,080,000; provided, further, that if the Series 2005-1 Target Overcollateralization Amount has increased as a result of an Excess Cash Collateral Event, the Series 2005-1

Overcollateralization Amount will be proportionately increased only to the extent that it will not result in the Minimum Seller’s Invested Amount exceeding the Seller’s Invested Amount, and if other series of Notes require similar increases, each such series, including Series 2005-1, shall receive only its pro rata share of any such increase available based on the aggregate amount of such series’ shortfall.

“Series 2005-1 Overcollateralization Amount Shortfall Trigger” means 21%.

“Series 2005-1 Overcollateralization Percentage” means 9%.

“Series 2005-1 Principal Funding Account” means the trust account designated as such and established pursuant to Section 3.10(a).

“Series 2005-1 Servicing Fee” means, with respect to any Transfer Date, the product of (a) the product of (i) 1/12, (ii) 1.0%, and (iii) the sum of the aggregate principal amounts of the Dealer Notes in the Master Trust as of the last day of the related Due Period; and (b) the quotient of (i) the numerator of which is the Series 2005-1 Nominal Liquidation Amount as of such Transfer Date; and (ii) the denominator of which is the sum of the aggregate principal amounts of the Dealer Notes in the Master Trust and the aggregate amount of funds in the Excess Funding Account, each as of the last day of the related Due Period.

“Series 2005-1 Spread Account” means the account designated as such and established pursuant to Section 3.10(a).

“Series 2005-1 Target Overcollateralization Amount” means, with respect to any Transfer Date, the product of the Series 2005-1 Overcollateralization Percentage and Series 2005-1 Nominal Liquidation Amount as of such Transfer Date; provided, however, that if an Early Redemption Period has commenced, the Series 2005-1 Nominal Liquidation Amount for the purpose of calculating the Series 2005-1 Overcollateralization Amount shall be the Series 2005-1 Nominal Liquidation Amount as of the last day of the immediately preceding Revolving Period; provided, further, that if an Excess Cash Collateral Event occurs and is continuing, the Series 2005-1 Nominal Liquidation Amount for purposes of calculating the Series 2005-1 Target Overcollateralization Amount, the Spread Account Required Amount and the Required Seller’s Invested Amount shall be the Series 2005-1 Nominal Liquidation Amount without subtracting the amount on deposit in the Series 2005-1 Principal Funding Account in respect of the Series 2005-1 Notes.

“Series 2005-1 Termination Date” means the earliest to occur of (a) the Payment Date on which the Series 2005-1 Outstanding Principal Amount is reduced to zero, (b) the Legal Final Maturity Date and (c) the date on which the Series 2005-1 Collateral Amount is reduced to zero.

“Series 2005-1 Unreimbursed Amount” means, as of any Transfer Date, the sum of the Nominal Liquidation Amount Deficit and the Overcollateralization Amount Deficit both as of such Transfer Date.

“Series 2005-1 Variable Allocation Percentage” means, with respect to any Due Period, the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

(i)                                     the numerator of which is the Series 2005-1 Collateral Amount as of the last day of the immediately preceding Due Period (or the Issuance Date in the case of the first Transfer Date);

(ii)                                  the denominator of which is the sum of the Collateral Amount for each series of Notes on that same day.

“Series Available Interest Amounts Shortfall” means, with respect to any Transfer Date, and the Series 2005-1 Notes, the excess, if any, of (a) the aggregate amount required to be applied pursuant to Sections 3.01(a)(i) through (vii) for such Transfer Date over (b) the Series 2005-1 Available Interest Amount (excluding amounts to be treated as part of the Series 2005-1 Available Interest Amount pursuant to clauses (iv) and (v) of the definition thereof) for such Transfer Date.

“Series Available Principal Amounts Shortfall” means, with respect to any Business Day and the Series 2005-1 Notes, an amount equal to, the amount, if any, by which (i) the sum of all payments of interest and other applications of Series 2005-1 Available Principal Amounts (other than as Excess Available Principal Amounts) required to be made under Section 3.02 on such Business Day exceeds (ii) the related Series 2005-1 Available Principal Amounts (excluding amounts to be treated as part of Series 2005-1 Available Principal Amounts pursuant to clauses (iii) and (iv) of the definition thereof) on such Business Day.

“Series Reassignment Amount” means, with respect to the Series 2005-1 Notes and a Transfer Date, the sum of (a) the Series 2005-1 Nominal Liquidation Amount and (b) all accrued and unpaid interest on the Series 2005-1 Notes, in each case as of that Transfer Date.

“Servicer Certificate” is defined in Section 3.13(a).

“Specified Accumulation Period Commencement Date” means May 1, 2009.

“Spread Account Deposit Amount” means, with respect to any Transfer Date prior to the earlier of (a) the payment in full of the outstanding principal amount of the Series 2005-1 Notes and (b) the Legal Final Maturity Date, the amount, if any, by which the Spread Account Required Amount for that Transfer Date exceeds the amount of funds on deposit in the Series 2005-1 Spread Account.

“Spread Account Initial Deposit” means $2,650,000.

“Spread Account Required Amount” means, with respect to any Transfer Date, the product of (a) 1.25% and (b) the Series 2005-1 Nominal Liquidation Amount as of such Transfer Date (after the allocation of payments on such date).

“Stated Principal Amount” with respect to any Note, means the amount that is stated on the face of the Note to be payable to its holders.

“Turnover” is defined in the definition of “Early Redemption Event.”

“Weighted Average Note Rate” means, for any Transfer Date, the sum of:

(i)                                     the Class A Interest Rate, multiplied by a fraction, the numerator of which is the Class A Outstanding Principal Amount and the denominator of which is the Series 2005-1 Outstanding Principal Amount; and

(ii)                                  the Class B Interest Rate, multiplied by a fraction, the numerator of which is the Class B Outstanding Principal Amount and the denominator of which is the Series 2005-1 Outstanding Principal Amount.

Section 1.02           Governing Law.  THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03           Counterparts.  This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.04           Ratification of Indenture.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

ARTICLE II
The Notes

Section 2.01           Creation and Designation.

(a)           There is hereby created and designated a series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “Navistar Financial Dealer Note Master Owner Trust Floating Rate Dealer Note Asset Backed Notes, Series 2005-1” or the “Series 2005-1 Notes.” The Series 2005-1 Notes shall be issued in two classes, Class A and Class B, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1 and Exhibit A-2, respectively.

(b)           The Series 2005-1 Notes shall not be subordinated to any other series of Notes.  The Class B Notes shall be subordinate to the Class A Notes to the extent provided in this Indenture Supplement.

Section 2.02           Form of Delivery; Depository; Denominations.

(a)           The Series 2005-1 Notes shall be delivered in the form of global Registered Notes as provided in Sections 2.02, 2.04 and 3.01 of the Indenture, respectively.

(b)           The Depository for the Series 2005-1 Notes shall be The Depository Trust Company, and the Series 2005-1 Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)           The Foreign Depositories for the Series 2005-1 Notes shall be Clearstream Banking, Société Anonyme and Euroclear Bank S.A./N.V., as the operator of the Euroclear System.

(d)           The Series 2005-1 Notes shall be issued in minimum denominations of $1,000 and integral multiples of that amount.

Section 2.03           Delivery and Payment.

(a)           The Issuer shall execute and deliver the Series 2005-1 Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2005-1 Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

ARTICLE III
Allocations, Deposits and Payments

Section 3.01           Series 2005-1 Available Interest Amounts.

(a)           Allocation of Series 2005-1 Available Interest Amounts.  On each Transfer Date, the Indenture Trustee, at the direction of the Servicer, shall apply Series 2005-1 Available Interest Amounts as follows:

(i)                                     first, the Servicer shall be paid the Series 2005-1 Servicing Fee due on such Transfer Date  (to the extent it has not been waived by the Servicer for such Transfer Date, and if the Servicer shall waive any Series 2005-1 Servicing Fee, the Servicer shall give notice of such waiver to each of the Note Rating Agencies);

(ii)                                  second, any remaining Series 2005-1 Available Interest Amounts shall be deposited into the Series 2005-1 Interest Funding Account in an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (B) the Class A Interest Rate applicable to the related Interest Period, and (C) the Class A Outstanding Principal Amount, determined as of the Payment Date preceding the related Payment Date (or with respect to the first Payment Date, as of the Issuance Date) (the “Class A Monthly Interest”), plus an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this Section 3.01(a)(ii) as of prior Interest Periods over the aggregate amount of interest paid to the Class A Noteholders pursuant to this Section 3.01(a)(ii) in respect of such prior Interest Periods, together with interest at the Class A Interest Rate on such delinquent amount, to the extent permitted by applicable law;

(iii)                               third, any remaining Series 2005-1 Available Interest Amounts shall be deposited into the Series 2005-1 Interest Funding Account an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (B) the Class B Interest Rate applicable to the related

Interest Period, and (C) the Class B Outstanding Principal Amount, determined as of the Payment Date preceding the related Payment Date (or with respect to the first Payment Date, as of the Issuance Date) (the “Class B Monthly Interest”), plus an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this Section 3.01(a)(iii) as of prior Interest Periods over the aggregate amount of interest paid to the Series Class B Noteholders pursuant to this Section 3.01(a)(iii) in respect of such prior Interest Periods, together with interest at the Class B Interest Rate on such delinquent amount, to the extent permitted by applicable law;

(iv)                              fourth, any remaining Series 2005-1 Available Interest Amounts shall be deposited into the Series 2005-1 Spread Account to the extent of any Spread Account Deposit Amount;

(v)                                 fifth, any remaining Series 2005-1 Available Interest Amounts shall be treated as Series 2005-1 Available Principal Amounts to the extent of the amount of Series 2005-1 Noteholder Allocated Dealer Note Losses for the related Due Period;

(vi)                              sixth, any remaining Series 2005-1 Available Interest Amounts shall be treated as Series 2005-1 Available Principal Amounts for the reinstatement of the Series 2005-1 Collateral Amount to the extent of the Series 2005-1 Unreimbursed Amount (the amount being reinstated is referred to as the “Reinstatement Amount”), and then, to the extent that the Series 2005-1 Overcollateralization Amount is less than the Series 2005-1 Target Overcollateralization Amount as a result of an Excess Cash Collateral Event, an amount up to such shortfall shall be treated as Series 2005-1 Available Principal Amounts, and the Series 2005-1 Overcollateralization Amount shall be increased by the same amount;

(vii)                           seventh, any remaining Series 2005-1 Available Interest Amounts will be deposited into the Series 2005-1 Negative Carry Account to the extent of the Required Negative Carry Account Balance;

(viii)                        eighth, any remaining Series 2005-1 Available Interest Amounts shall be paid to the Servicer to the extent any Series 2005-1 Servicing Fee which had been previously waived unless that amount has been waived again; and

(ix)                                ninth, any remaining Series 2005-1 Available Interest Amounts shall be treated as Excess Available Interest Amounts and allocated pursuant to Section 5.03 of the Indenture.

(b)           Excess Available Interest Amounts; Excess Finance Charge Collections.  On each Transfer Date, commencing with the initial Transfer Date, if Series 2005-1 Available Interest Amounts are insufficient to make the allocations provided in Sections 3.01(a)(i) through (vii) above, the Servicer shall allocate Excess Available Interest Amounts, if any, allocated to

Series 2005-1 pursuant to Section 5.03 of the Indenture to cover the Series Available Interest Amounts Shortfall.  If, after the application of Excess Available Interest Amounts, any Series Available Interest Amounts Shortfall remains, the Indenture Trustee shall allocate Excess Finance Charge Collections, if any, allocated to Series 2005-1 pursuant to Section 5.03 of the Indenture to cover such remaining Series Available Interest Amounts Shortfall.

(c)           Spread Account Draws.

(i)                                     To the extent that Series 2005-1 Available Interest Amounts are insufficient to pay in full the amount described in Section 3.01(a)(v) and Series 2005-1 is in the Early Redemption Period, the Indenture Trustee shall withdraw funds from the Series 2005-1 Spread Account in an amount equal to the lesser of (A) the amount of such shortfall and (B) the amount on deposit in the Series 2005-1 Spread Account (after giving effect to any withdrawals from the Series 2005-1 Spread Account on such Transfer Date).

(ii)                                  To the extent that Series 2005-1 Available Interest Amounts (without giving effect to clause (vi) of the definition thereof) are insufficient to pay in full the amounts set forth in Sections 3.01(a)(ii) and (iii), an amount equal to the lesser of (A) the amount of such shortfall and (B) the amount on deposit in the Series 2005-1 Spread Account (after giving effect to any withdrawals from the Series 2005-1 Spread Account on such Transfer Date other than a withdrawal pursuant to Section 3.01(c)(i) on such date), shall be withdrawn from the Series 2005-1 Spread Account and treated as “Series 2005-1 Available Interest Amounts.”

Section 3.02           Series 2005-1 Available Principal Amounts.

(a)           Allocation of Series 2005-1 Available Principal Amounts.  On each Transfer Date, the Indenture Trustee, at the direction of the Servicer, shall apply Series 2005-1 Available Principal Amounts as follows:

(i)                                     first, if the Series 2005-1 Available Interest Amounts are insufficient to make the payments on the Series 2005-1 Notes on each Payment Date pursuant to Sections 3.01(a)(ii) and (iii), to the Series 2005-1 Interest Funding Account, an amount equal to the lesser of (i) the amount of that shortfall and (ii) the Series 2005-1 Collateral Amount (after taking into account any reinstatements pursuant to Section 3.03(d) and reductions due to Section 3.03(a)(ii)); provided, however, that the Class A Nominal Liquidation Amount shall not be reduced by using the Series 2005-1 Available Principal Amounts to pay Class B Monthly Interest;

(ii)                                  second, if the Series 2005-1 Notes are in an Accumulation Period, to the Series 2005-1 Principal Funding Account, the Series 2005-1 Controlled Deposit Amount to the extent of the Series 2005-1 Nominal Liquidation Amount (computed before giving effect to such deposit but after giving effect to any reinstatements pursuant to Sections 3.03(d)(i) and (ii) and reductions pursuant to Sections 3.03(a)(i) and (ii)), and any remaining Series 2005-1 Available Principal Amounts shall be treated as Excess Available Principal Amounts;

(iii)                               third, if the Series 2005-1 Notes are in an Early Redemption Period, to the Series 2005-1 Principal Funding Account any remaining Series 2005-1 Available Principal Amounts to the extent of the Series 2005-1 Nominal Liquidation Amount (computed before giving effect to such deposit but after giving effect to any reinstatements pursuant to Sections 3.03(d)(i) and (ii) and reductions pursuant to Sections 3.03(a)(i) and (ii)) for payment to the Series 2005-1 Noteholders, and any remaining Series 2005-1 Available Principal Amounts shall be treated as Excess Available Principal Amounts;

(iv)                              fourth, to the extent that the Spread Account Deposit Amount is greater than zero (after giving effect to any other deposits to or withdrawals from the Series 2005-1 Spread Account on such Transfer Date, reductions to the Series 2005-1 Nominal Liquidation Amount in accordance with Sections 3.03(a)(i) and (ii) and reinstatements pursuant to Sections 3.03(d)(i) and (ii)), to the Series 2005-1 Spread Account an amount equal to such Spread Account Deposit Amount;

(v)                                 fifth, if Series 2005-1 is in its Revolving Period, at the Servicer’s discretion and subject to the requirement that after giving effect to clause (vi) below the balance in the Series 2005-1 Negative Carry Account is at least equal to the Required Negative Carry Account Balance, to the Series 2005-1 Principal Funding Account any amounts that would be required to be on deposit in the Excess Funding Account up to the amount that would reduce the Series 2005-1 Nominal Liquidation Amount to zero;

(vi)                              sixth, if the amount on deposit in the Series 2005-1 Negative Carry Account is less than the Required Negative Carry Account Balance, to the Series 2005-1 Negative Carry Account to the extent of the Required Negative Carry Account Balance; and

(vii)                           seventh, if Series 2005-1 is not in its Accumulation Period or an Early Redemption Period, any remaining Series 2005-1 Available Principal Amounts shall be treated as Excess Available Principal Amounts and allocated pursuant to Section 5.02 of the Indenture.

(b)           Excess Available Principal Amounts; Shared Principal Collections.  On each Transfer Date, commencing after the Issuance Date, if Series 2005-1 Available Principal Amounts are insufficient to make the allocations provided in Sections 3.02(a)(i) through (iv) and (vi) above, the Indenture Trustee shall allocate Excess Available Principal Amounts, if any, allocated to Series 2005-1 pursuant to Section 5.02 of the Indenture to cover the Series Available Principal Amounts Shortfall.  If, after the application of Excess Available Principal Amounts, any Series Available Principal Amounts Shortfall remains, the Indenture Trustee shall allocate Shared Principal Collections, if any, allocated to Series 2005-1 pursuant to Section 5.02 of the Indenture to cover such remaining Series Available Principal Amounts Shortfall.

Section 3.03           Reductions and Reinstatements.  The Series 2005-1 Collateral Amount, Series 2005-1 Overcollateralization Amount and Series 2005-1 Nominal Liquidation Amount shall be calculated on each Transfer Date and shall be reduced and reinstated as described below.

(a)           Reductions.  The Series 2005-1 Nominal Liquidation Amount and the Series 2005-1 Overcollateralization Amount shall be reduced on any Transfer Date in the order described in Section 3.03(b) below by the following amounts allocated on that Transfer Date:

(i)                                     the amount, if any, of the Series 2005-1 Available Principal Amounts used to pay interest on the Series 2005-1 Notes as described in Section 3.02(a)(i);

(ii)                                  the amount of Series 2005-1 Noteholder Allocated Dealer Note Losses for such Due Period to the extent that they are not covered by Series 2005-1 Available Interest Amounts as described in Section 3.01(a)(v);

(iii)                               the amount, if any, deposited into the Series 2005-1 Spread Account in accordance with Section 3.02(a)(iv); and

(iv)                              the amount, if any, of the Series 2005-1 Available Principal Amount deposited into the Series 2005-1 Negative Carry Account pursuant to Section 3.02(a)(vii).

(b)           Allocation of Reductions.  On each Transfer Date, the amount of any reduction in the Series 2005-1 Collateral Amount due to Sections 3.03(a)(i), (ii), (iii) or (iv) above shall be allocated as follows:

(i)                                     first, the Series 2005-1 Overcollateralization Amount (computed without giving effect to any reductions due to Sections 3.03(a)(i) through (iv) on such date) shall be reduced by the amount of such reduction until the Series 2005-1 Overcollateralization Amount is reduced to zero;

(ii)                                  second, the Class B Nominal Liquidation Amount (computed without giving effect to any reductions due to Sections 3.03(a)(i) through (iv) on such date) shall be reduced by any remaining amount until the Class B Nominal Liquidation Amount is reduced to zero; and

(iii)                               third, the Class A Nominal Liquidation Amount (computed without giving effect to any reductions due to Sections 3.03(a)(i) through (iv) on such date) shall be reduced by any remaining amount until the Class A Nominal Liquidation Amount is reduced to zero; provided, however, that the Class A Nominal Liquidation Amount shall not be reduced by using the Series 2005-1 Available Principal Amounts to pay Class B Monthly Interest.

In addition, the Series 2005-1 Nominal Liquidation Amount will be reduced in the reverse order specified above by the amount of any funds (other than investment earnings) deposited into the Series 2005-1 Available Principal Funding Account since the prior date on which the Series 2005-1 Collateral Amount was calculated.

(c)           Reinstatements.  The Series 2005-1 Nominal Liquidation Amount and the Series 2005-1 Overcollateralization Amount shall be reinstated on any Transfer Date by the amount of the Series 2005-1 Available Interest Amounts that are applied to cover the Reinstatement Amount for that Transfer Date pursuant to Section 3.01(a)(vi) and by the amount of funds released from the Series 2005-1 Negative Carry Account that are applied to cover any Series 2005-1 Unreimbursed Amount for that Transfer Date pursuant to Section 3.12(b).

(d)           Allocation of Reinstatements.  The Reinstatement Amount for any Transfer Date specified in Section 3.03(c) shall be applied as follows:

(i)                                     first, if the Class A Nominal Liquidation Amount has been reduced as described in Section 3.03(b) above and is not fully reinstated, to the Class A Nominal Liquidation Amount until such allocation equals the excess of (A) the Class A Outstanding Principal Amount, over (B) the amount on deposit (other than investment earnings) in the Series 2005-1 Principal Funding Account on that Transfer Date allocable to the Class A Notes;

(ii)                                  second, if the Class B Nominal Liquidation Amount of the Class B Notes has been reduced as described in Section 3.03(b) above and is not fully reinstated, to the Class B Nominal Liquidation Amount until such allocation equals the excess of (A) the Class B Outstanding Principal Amount, over (B) the amount on deposit (other than investment earnings) in the Series 2005-1 Principal Funding Account on that Transfer Date allocable to the Class B Notes; and

(iii)                               third, to the Series 2005-1 Overcollateralization Amount until the Series 2005-1 Overcollateralization Amount equals the Series 2005-1 Target Overcollateralization Amount.

In addition, the Series 2005-1 Nominal Liquidation Amount will be increased in the reverse order in which it was reduced by deposits into the Series 2005-1 Principal Funding Account by the amount of funds withdrawn from the Series 2005-1 Principal Funding Account and which is deemed to be Excess Available Principal Amounts since the prior date in which the Series 2005-1 Collateral Amount was calculated.

Section 3.04           Payment on the Series 2005-1 Notes.  On each Transfer Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall transfer to the Series 2005-1 Principal Funding Account and Series 2005-1 Interest Funding Account funds on deposit in the Deposit Account.  On each Payment Date, after all allocations and reallocations pursuant to Sections 3.01 and 3.02, the Indenture Trustee shall make or cause to be made, without duplication, the following distributions to the extent of available funds from the Series 2005-1 Principal Funding Account and the Series 2005-1 Interest Funding Account:

(a)           Interest Distributions.  On each Payment Date (including the Expected Principal Payment Date) amounts on deposit in the Series 2005-1 Interest Funding Account shall be distributed in the following manner, first, to the Class A Noteholders, accrued and unpaid interest on the Class A Notes for that Payment Date, and second, to the Class B Noteholders, accrued and unpaid interest on the Class B Notes for that Payment Date.  If there is a shortfall in the amounts required to be distributed pursuant to the preceding clauses first and second, then the amounts actually distributed pursuant to such clauses shall be shared among the Persons entitled thereto in proportion to the amounts owing such Persons.

(b)           Expected Principal Payment Date.  On the Expected Principal Payment Date, amounts on deposit in the Series 2005-1 Principal Funding Account shall be distributed as principal first, to the Class A Noteholders (up to a maximum of the Class A Outstanding Principal Amount on such Payment Date), and second, to the Class B Noteholders (up to a maximum of the Class B Outstanding Principal Amount on such Payment Date).  If there is a shortfall in the amounts required to be distributed pursuant to the preceding clauses first and second, then the amounts actually distributed pursuant to such clauses shall be shared among the Persons entitled thereto in proportion to the amounts owing such Persons.

(c)           Early Redemption Period.  On each Payment Date during an Early Redemption Period, amounts on deposit in the Series 2005-1 Principal Funding Account shall be distributed as principal first, to the Class A Noteholders (up to a maximum of the Class A Outstanding Principal Amount on such Payment Date), and second, to the Class B Noteholders (up to a maximum of the Class B Outstanding Principal Amount on such Payment Date).  If there is a shortfall in the amounts required to be distributed pursuant to the preceding clauses first and second, then the amounts actually distributed pursuant to such clauses shall be shared among the Persons entitled thereto in proportion to the amounts owing such Persons.

(d)           Any installment of interest or principal, if any, payable on any Series 2005-1 Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Payment Date shall be paid by the Paying Agent to the Person in whose name such Series 2005-1 Note (or one or more predecessor Notes) is registered on the Note Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Note Record Date, except that with respect to Notes registered on the Note Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(e)           The right of the Series 2005-1 Noteholders to receive payments from the Issuer shall terminate on the first Business Day following the Series 2005-1 Termination Date.

Section 3.05           Accumulation Period Length and Accumulation Period Commencement Date.  On or prior to the Payment Date which is ten months prior to the Payment Date which is the Expected Principal Payment Date, the Servicer shall determine in its sole discretion the Accumulation Period Length and the Accumulation Period Commencement Date and, promptly following such determination, the Servicer shall notify the Master Owner Trust Trustee, the Indenture Trustee and the Note Rating Agencies in writing of such determination.

Section 3.06           Final Payment of the Series 2005-1 Notes

(a)           Series 2005-1 Noteholders shall be entitled to payment of principal in an amount equal to the Series 2005-1 Outstanding Principal Amount. However, Series 2005-1 Available Principal Amounts shall be available to pay principal on the Series 2005-1 Notes only up to the Series 2005-1 Nominal Liquidation Amount (for the purposes of this provision, without giving effect to reductions pursuant to clause (i) of the definitions of Class A Nominal Liquidation Amount and Class B Nominal Liquidation Amount).

(b)           The Series 2005-1 Notes shall be considered to be paid in full, the holders of the Series 2005-1 Notes shall have no further right or claim, and the Issuer shall have no further obligation or liability for principal or interest, on the earliest to occur of:

(i)                                     the date on which the Series 2005-1 Outstanding Principal Amount is reduced to zero and all accrued interest on the Series 2005-1 Notes is paid in full; or

(ii)                                  the Legal Final Maturity Date of the Series 2005-1 Notes, after giving effect to all deposits, allocations, reallocations, sales of Dealer Notes and payments to be made on that date.

(c)           In no event shall the Issuer repay, redeem, repurchase or otherwise acquire the Class B Notes unless and until the Class A Notes have been paid in full.

Section 3.07           Netting of Deposits and Payments.  The Issuer, in its sole discretion, may make all deposits to the Series 2005-1 Interest Funding Account and the Series 2005-1 Principal Funding Account pursuant to this Section 3.07 with respect to any Payment Date net of, and after giving effect to, all reallocations to be made pursuant to Article III.

Section 3.08           Calculation Agent; Determination of LIBOR.

(a)           The Issuer hereby agrees that for so long as any Series 2005-1 Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the “Calculation Agent”). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

(b)           The Class A Interest Rate and Class B Interest Rate, applicable to the then current and the immediately preceding Interest Periods, may be obtained by contacting the Indenture Trustee at its Master Owner Trust Corporate Trust Office at

https://wwwd.bankofny.com/corptrustprod/irmast.nsf/fissuers?openform or (212) 815-2484 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

(c)           On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Master Owner Trust Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period, the Class A Interest Rate, the Class B Interest Rate, the Class A Monthly Interest and the Class B Monthly Interest.

Section 3.09           Computation of Interest.  Unless otherwise specified in this Indenture Supplement, interest for any period shall be calculated from and including the first day of such period, to but excluding the last day of such period.

Section 3.10           Accounts.

(a)           Accounts; Deposits to and Distributions from Accounts. On or before the Issuance Date, the Indenture Trustee shall cause to be established and maintained four Eligible Accounts denominated as follows: the “Series 2005-1 Interest Funding Account,” the “Series 2005-1 Principal Funding Account,” the “Series 2005-1 Negative Carry Account” and the “Series 2005-1 Spread Account” (collectively, the “Series 2005-1 Accounts”) in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-1 Noteholders.  If on any day during the Revolving Period the amounts on deposit in the Series 2005-1 Principal Funding Account exceed the amount required to maintain the Seller’s Invested Amount at the Minimum Seller’s Invested Amount, the Issuer may withdraw such excess from the Series 2005-1 Principal Funding Account and treat such amount as “Excess Available Principal Amounts;” provided, however, that such excess shall only be released if after giving effect to all distributions and deposits on such day the amount on deposit in the Series 2005-1 Spread Account on such day equals or exceeds the Spread Account Required Amount as of such day.  The Indenture Trustee shall possess all right, title and interest to all funds on deposit from time to time in each of the Series 2005-1 Accounts and in all proceeds therefrom, for the benefit of the Secured Parties.  For the avoidance of doubt, it shall be a condition precedent to the withdrawal from the Series 2005-1 Principal Funding Account and the treatment of those funds as Excess Available Principal Amounts that, and no funds shall be withdrawn from the Series 2005-1 Principal Funding Account unless, on a pro forma basis after giving effect to such withdrawal and application and all other deposits, withdrawals and applications to made on such date, the Seller’s Invested Amount shall not be less than the Minimum Seller’s Invested Amount, and after taking into account such increase or such conversion to Dealer Notes or receivables, the funds on deposit in the Series 2005-1 Spread Account shall not be less than the Spread Account Required Amount, the funds on deposit in the Series 2005-1 Negative Carry Account shall not be less than the Required Negative Carry Account Balance, and all other enhancement will not be less than the required amount and there is no writedown of the Series 2005-1 Overcollateralization Amount, the Series 2005-1 Collateral Amount or the Note balance of any kind, in each case, after giving effect to such withdrawals, applications and deposits.  The Series 2005-1 Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2005-1 Noteholders.  If, at any time, the institution holding any Series 2005-1 Account ceases to be an Eligible Institution, the Issuer shall within 15 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Note Rating Agency may consent) establish a new applicable Series 2005-1 Account, that is an Eligible Account and shall transfer any cash and/or investments to such new Series 2005-1 Account. From the date such new Series 2005-1 Account is established, it shall be a Series 2005-1 Account, bearing the name of the Series 2005-1 Account it has replaced.

(b)           All payments to be made from time to time by the Indenture Trustee to Series 2005-1 Noteholders out of funds in the Series 2005-1 Accounts pursuant to this Indenture Supplement shall be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon on the applicable Payment Date but only to the extent of funds in the applicable Account or as otherwise provided in Article III.

Section 3.11           Spread Account.

(a)           On the Closing Date, the Seller shall deposit into the Series 2005-1 Spread Account an amount equal to the Spread Account Initial Deposit.

(b)           Funds on deposit in the Series 2005-1 Spread Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Transfer Date.  Net interest and earnings (less investment expenses) on funds on deposit in the Series 2005-1 Spread Account, if any, shall constitute Series 2005-1 Available Interest Amounts.

(c)           On any Transfer Date on which the amount of funds on deposit in the Series 2005-1 Spread Account is greater than the Spread Account Required Amount on such Transfer Date, the Servicer shall withdraw the amount of such excess from the Series 2005-1 Spread Account and allocate and pay such excess to the holders of the Seller’s Certificates.

(d)           Upon payment in full of the Outstanding Principal Amount of the Series 2005-1 Notes, any funds remaining on deposit in the Series 2005-1 Spread Account shall be distributed to the holders of the Seller’s Certificates.

Section 3.12           Negative Carry Account.

(a)           During the Revolving Period, if funds are deposited into the Series 2005-1 Principal Funding Account from the Excess Funding Account, then concurrent with such deposit, funds will be deposited into the Series 2005-1 Negative Carry Account to bring the balance in the Series 2005-1 Negative Carry Account up to the Required Negative Carry Account Balance.

(b)           If on any Transfer Date, the amount on deposit in the Series 2005-1 Negative Carry Account exceeds the Required Negative Carry Account Balance on such Transfer Date, the Servicer shall withdraw such excess from the Series 2005-1 Negative Carry Account and pay such excess to the holders of the Seller’s Certificates; provided, however, that if funds are released from the Series 2005-1 Principal Funding Account and concurrently with such release funds are required to be deposited into the Series 2005-1 Spread Account to maintain the Spread Account Required Amount, such funds in an amount up to the Spread Account Deposit Amount shall be withdrawn from the Series 2005-1 Negative Carry Account and deposited into the Series

2005-1 Spread Account; provided further that in the event Series 2005-1 Available Principal Amounts have been used to make deposits into the Series 2005-1 Negative Carry Account and there remains any Series 2005-1 Unreimbursed Amount, such funds in an amount up to the amount of Series 2005-1 Available Principal Amounts so used and not previously reimbursed shall be treated as Series 2005-1 Available Principal Amounts for the reinstatement of the Series 2005-1 Collateral Amount.

(c)           Funds on deposit in the Series 2005-1 Negative Carry Account overnight or for a longer period shall at all times be invested in Eligible Investments at the direction of the Servicer or its agent, subject to the restrictions set forth in the Agreement and subject to the requirement that each such Eligible Investment shall have a stated maturity on or prior to the following Transfer Date.  Net interest and earnings (less investment expenses) on funds on deposit in the Series 2005-1 Negative Carry Account, if any, shall constitute Series 2005-1 Available Interest Amounts.

(d)           Upon payment in full of the Outstanding Principal Amount of the Series 2005-1 Notes, any funds remaining on deposit in the Series 2005-1 Negative Carry Account shall be distributed to the holders of the Seller’s Certificates.

Section 3.13           Reports and Statements to Series 2005-1 Noteholders.

(a)           On each Payment Date, the Indenture Trustee shall forward to each Series 2005-1 Noteholder a statement substantially in the form of Exhibit B (the “Servicer Certificate”) prepared by the Servicer.

(b)           Not later than the Transfer Date, the Servicer shall deliver to the Master Owner Trust Trustee, each Note Rating Agency and the Indenture Trustee the Servicer Certificate.

(c)           On or before January 31 of each calendar year, beginning with January 31, 2006, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2005-1 Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2005-1 Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2005-1 Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.01           Ratification of Indenture.  As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 4.02           Counterparts.  This Indenture Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 4.03           GOVERNING LAW.  THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.04           Limitation of Owner Trustee Liability.  Notwithstanding anything to the contrary, this Indenture Supplement has been countersigned by Chase Manhattan Bank USA, National Association, not in its individual capacity but solely in its capacity as Master Owner Trust Trustee.  In no event shall Chase Manhattan Bank USA, National Association in its individual capacity or, except as expressly provided in the Master Owner Trust Agreement, as Master Owner Trust Trustee, have any liability for the representations, warranties, covenants, agreement or other obligations of Navistar Financial Dealer Note Master Owner Trust hereunder or in any certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Navistar Financial Dealer Note Master Owner Trust.  For all purposes of this Indenture Supplement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of Navistar Financial Dealer Note Master Owner Trust hereunder, the Master Owner Trust Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Master Owner Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

By:	Chase Manhattan Bank USA, National Association, as Master Owner Trust Trustee and not in its individual capacity

By:	/s/ John J. Cashin
Name: John J. Cashin
Title: Vice President

THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity

By:	/s/ Jonathan Farber
Name: Jonathan Farber
Title: Assistant Vice President

EXHIBIT A-1

FORM OF SERIES 2005-1 NOTE, CLASS A

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT SHALL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THE HOLDER OF THIS NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLAN OR (B) THE PURCHASE, HOLDING AND

A-1 - 1

DISPOSITION OF THE NOTE SHALL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406(a) OF ERISA OR SECTION 4975 OF THE CODE.

A-1 REGISTERED $	No. CUSIP NO.

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

FLOATING RATE ASSET BACKED NOTES, SERIES 2005-1 Navistar Financial Dealer Note Master Owner Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of                                                        payable on the February 2010 Payment Date (the “Expected Principal Payment Date”), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the February 2013 Payment Date (the “Legal Final Maturity Date”). Interest shall accrue on this Note from each Payment Date (or, in the case of the first Payment Date, from the date of issuance of this Note) to but excluding the following Payment Date. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid for any purpose.

A-1 - 2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST, as Issuer

By:	CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Master Owner Trust Trustee under the Master Owner Trust Agreement

By:
Name:
Title:

Date:	February 28, 2005

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: February 28, 2005

A-1 - 3

[REVERSE OF NOTE]

This Series 2005-1 Note, Class A is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Asset Backed Notes, Series 2005-1 Class A (herein called the “Notes”), all issued under an Indenture dated as of June 10, 2004 (such Indenture, as supplemented or amended, is herein called the “Indenture”), as supplemented by an Indenture Supplement dated as of February 28, 2005 (the “Indenture Supplement”), between the Issuer and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all Indenture Supplements thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement, as so supplemented or amended.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Master Trust, the Master Trust Trustee, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Master Trust Trustee the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, or (iv) any holder of a beneficial interest in the Master Trust Trustee, the Master Owner Trust Trustee, the Master Trust, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee or of any successor or assign of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder shall not at any time institute against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer, or join in any institution against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Issuer Document.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this

A-1 - 4

Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

A-1 - 5

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee)                                                                                                                   the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed

A-1 - 6

EXHIBIT A-2

FORM OF SERIES 2005-1 NOTE, CLASS B

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT SHALL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, NAVISTAR FINANCIAL SECURITIES CORPORATION, NAVISTAR FINANCIAL CORPORATION, OR THE NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THE HOLDER OF THIS NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLAN OR (B) THE PURCHASE, HOLDING AND

A-2 - 1

DISPOSITION OF THE NOTE SHALL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406(a) OF ERISA OR SECTION 4975 OF THE CODE.

B-1 REGISTERED $	No. CUSIP NO.

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

FLOATING RATE ASSET BACKED NOTES, SERIES 2005-1 Navistar Financial Dealer Note Master Owner Trust, a statutory business trust created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of                                                                    payable on the February 2010 Payment Date (the “Expected Principal Payment Date”), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the February 2013 Payment Date (the “Legal Final Maturity Date”). Interest shall accrue on this Note from each Payment Date (or, in the case of the first Payment Date, from the date of issuance of this Note) to but excluding the following Payment Date. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid for any purpose.

This Series 2005-1 Note, Class B is subordinate in the right to payment of the Series 2005-1 Note, Class A in the manner provided in the Indenture and the Series 2005-1 Indenture Supplement.

A-2 - 2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST, as Issuer

By:	CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Master Owner Trust Trustee under the Master Owner Trust Agreement

By:
Name:
Title:

Date: February 28, 2005

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: February 28, 2005

A-2 - 3

REVERSE OF NOTE

This Series 2005-1 Note, Class B is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Asset Backed Notes, Series 2005-1 Class B (herein called the “Notes”), all issued under an Indenture dated as of June 10, 2004 (such Indenture, as supplemented or amended, is herein called the “Indenture”), as supplemented by an Indenture Supplement dated as of February 28, 2005 (the “Indenture Supplement”), between the Issuer and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all Indenture Supplements thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement, as so supplemented or amended.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Master Trust, the Master Trust Trustee, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Master Trust Trustee the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, or (iv) any holder of a beneficial interest in the Master Trust Trustee, the Master Owner Trust Trustee, the Master Trust, the Issuer, the Master Owner Trust Trustee or the Indenture Trustee or of any successor or assign of the Master Trust Trustee, the Indenture Trustee or the Master Owner Trust Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder shall not at any time institute against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer, or join in any institution against Navistar Financial Securities Corporation, Navistar Financial Corporation, the Master Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any other Issuer Document.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this

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Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee)                                                                                      the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

*
Signature Guaranteed

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EXHIBIT B

B - 1